UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

VICON FIBER OPTICS CORP

(Exact Name of Registrant as Specified in its Charter)

Delaware	13-2615925
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

175 Bergen Boulevard, Fairview, New Jersey	07022
(Address of principal executive offices)	(Zip Code)

Issuer's telephone number (201) 941-0500

Copies to:

Wesley J. Paul, Esq.

Paul Law Group, LLP

41 Madison Avenue, 25th Floor

New York, NY 10010

Tel: (646) 202-2529

eFax: (646) 514-6829

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which registered
None	None

Securities registered pursuant to Section 12(g) of the Act:

Title of each class
Common Stock, $0.01 par value per share

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer

☐

Accelerated filer

☐

Non-accelerated filer

☐

Smaller reporting company

☒

EXPLANATORY NOTE

We are voluntarily filing this General Form for Registration of Securities on Form 10 to register our common stock, par value $0.01 per share (the “Common Stock”), pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

This registration statement is deemed effective automatically by lapse of time 60 days from the date of the filing pursuant to Section 12(g)(1) of the Securities Exchange Act of 1934, at which point we will be subject to the requirements of Regulation 13A under the Exchange Act, which will require us to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

Unless otherwise noted, references in this registration statement to the “Registrant,” the “Company,” “we,” “our” or “us” means Vicon Fiber Optics Corp. Our principal place of business is located at 175 Bergen Boulevard, Fairview, New Jersey 07022. Our telephone number is (201) 941-0500.

FORWARD-LOOKING STATEMENTS

There are statements in this registration statement that are not historical facts. These “forward-looking statements” can be identified by use of terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control.  For a discussion of these risks, you should read this entire Registration Statement carefully.  Although management believes that the assumptions underlying the forward looking statements included in this Registration Statement are reasonable, they do not guarantee our future performance, and actual results could differ from those contemplated by these forward looking statements. The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements.  In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this Registration Statement will in fact transpire. You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements.

Item 1.

Business.

Vicon Fiber Optics Corp. (“we”, “us”, “our”, the "Company" or the "Registrant") was incorporated in the State of Delaware on April 7, 1969.

The Company, until June 2007, derived the majority of its revenue from (1) the manufacture and sale of fiber optic illuminating systems and components for use in conjunction with dental equipment and instruments utilizing fiber optic elements and (2) the sale of decorative lamps utilizing fiber optics for their illumination and color display.

Following the cessation of the Company’s regular business activities in June 2007, the Company was reorganized as a vehicle to pursue a business combination. While general efforts have been made to identify possible acquisition targets, presently no specific prospects have been identified. As a result, the Company has not conducted negotiations or entered into a letter of intent concerning any target business. The business purpose of the Company is to seek the acquisition of or merger with an existing company.  The Company selected December 31 as its fiscal year end.

Business of Issuer

The Company, based on proposed business activities, is a "blank check" company. The U.S. Securities and Exchange Commission (the “SEC”) defines those companies as "any development stage company that is issuing a penny stock, within the meaning of Section 3 (a)(51) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies." Under SEC Rule 12b-2 under the Exchange Act, the Company also qualifies as a “shell company,” because it has no or nominal assets (other than cash) and no or nominal operations.  As of the date of this filing, the Company has total assets comprised solely of cash in the bank of less than $5,000 and its auditors issued an opinion stating that factors exist which give cause to raise substantial doubt about its ability to continue as a going concern.  Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in our securities, either debt or equity, until we have successfully concluded a business combination. The Company intends to comply with the periodic reporting requirements of the Exchange Act for so long as it is subject to those requirements.

The Company presently is being maintained to serve as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. The Company’s principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company will not restrict its potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

The analysis of new business opportunities will be undertaken by or under the supervision of the management of the Registrant.  As of this date the Company has not entered into any definitive agreement with any party, nor have there been any specific discussions with any potential business combination candidate regarding business opportunities for the Company.  The Registrant has unrestricted flexibility in seeking, analyzing and participating in potential business opportunities. In its efforts to analyze potential acquisition targets, the Registrant will consider the following kinds of factors:

(a)

Potential for growth, indicated by new technology, anticipated market expansion or new products;

(b)

Competitive position as compared to other firms of similar size and experience within the industry segment as well as within the industry as a whole;

(c)

Strength and diversity of management, either in place or scheduled for recruitment;

(d)

Capital requirements and anticipated availability of required funds, to be provided by the Registrant or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources;

(e)

The cost of participation by the Registrant as compared to the perceived tangible and intangible values and potentials;

(f)

The extent to which the business opportunity can be advanced;

(g)

The accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items; and

(h)

Other relevant factors.

In applying the foregoing criteria, no one of which will be controlling, management will attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data.

Potentially available business opportunities may occur in many different industries, and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. Due to the Registrant's limited capital available for investigation, the Registrant may not discover or adequately evaluate adverse facts about the opportunity to be acquired. In addition, we will be competing against other entities that possess greater financial, technical and managerial capabilities for identifying and completing business combinations. In evaluating a prospective business combination, we will conduct as extensive a due diligence review of potential targets as possible given the lack of information which may be available regarding private companies, our limited personnel and financial resources and the inexperience of our management with respect to such activities. We expect that our due diligence will encompass, among other things, meetings with the target business’s incumbent management and inspection of its facilities, as necessary, as well as a review of financial and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, including but not limited to attorneys, accountants, consultants or such other professionals. At this time, the Company has not specifically identified any third parties that it may engage.  The costs associated with hiring third parties to complete a business combination target may be significant and are difficult to determine as such costs may vary depending on a variety of factors, including the amount of time it takes to complete a business combination, the location of the target company and the size and complexity of the target company. Our limited funds and the lack of full-time management will likely make it impracticable to conduct a complete and exhaustive investigation and analysis of a target business before we consummate a business combination. Management decisions, therefore, will likely be made without detailed feasibility studies, independent analysis, market surveys and the like which, if we had more funds available to us, would be desirable. We will be particularly dependent in making decisions upon information provided by the promoters, owners, sponsors or other associated with the target business seeking our participation.

The time and costs required to select and evaluate a target business and to structure and complete a business combination cannot presently be ascertained with any degree of certainty. The amount of time it takes to complete a business combination, the location of the target company and the size and complexity of the business of the target company are all factors that determine the costs associated with completing a business combination transaction.  The time and costs required to complete a business combination transaction can be ascertained once a business combination target has been identified.  Any costs incurred with respect to evaluation of a prospective business combination that is not ultimately completed will result in a loss to us.

Through information obtained from industry professionals and publications, the Company is aware that there are hundreds of shell companies seeking a business combination target.  As a result, the Company’s management believes the Company is in a highly competitive market for a small number of business opportunities which could reduce the likelihood of consummating a successful business combination. We are, and will continue to be, an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private and public entities. A large number of established and well-financed entities, including small public companies and venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for us. Nearly all these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do; consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. These competitive factors may reduce the likelihood of our identifying and consummating a successful business combination.

Form of Acquisition

The manner in which the Registrant participates in an opportunity will depend upon the nature of the opportunity, the respective needs and desires of the Registrant and the promoters of the opportunity, and the relative negotiating strength of the Registrant and such promoters.

It is likely that the Registrant will acquire its participation in a business opportunity through the issuance of its common stock, par value $.01 per share (the “Common Stock”) or other securities of the Registrant. Although the terms of any such transaction cannot be predicted, it should be noted that in certain circumstances the criteria for determining whether or not an acquisition is a so-called "tax free" reorganization under Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code") depends upon whether the owners of the acquired business own 80% or more of the voting stock of the surviving entity. If a transaction were structured to take advantage of these provisions rather than other "tax free" provisions provided under the Code, all prior stockholders would in such circumstances retain 20% or less of the total issued and outstanding shares of the surviving entity. Under other circumstances, depending upon the relative negotiating strength of the parties, prior stockholders may retain substantially less than 20% of the total issued and outstanding shares of the surviving entity. This could result in substantial additional dilution to the equity of those who were stockholders of the Registrant prior to such reorganization. The Company does not intend to supply disclosure to shareholders concerning a target company prior to the consummation of a business combination transaction, unless required by applicable law or regulation.  In the event a proposed business combination involves a change in majority of directors of the Company, the Company will file and provide to shareholders a Schedule 14F-1, which shall include, information concerning the target company, as required. The Company will file a current report on Form 8-K, as required, within four business days of a business combination which results in the Company ceasing to be a shell company. This Form 8-K will include complete disclosure of the target company, including audited financial statements.

The present stockholders of the Registrant will likely not have control of a majority of the voting securities of the Registrant following a reorganization transaction. As part of such a transaction, all or a majority of the Registrant's directors may resign and one or more new directors may be appointed without any vote by stockholders.

In the case of an acquisition, the transaction may be accomplished upon the sole determination of management without any vote or approval by stockholders. In the case of a statutory merger or consolidation directly involving the Company, it will likely be necessary to call a stockholders' meeting and obtain the approval of the holders of a majority of the outstanding securities. The necessity to obtain such stockholder approval may result in delay and additional expense in the consummation of any proposed transaction and will also give rise to certain appraisal rights to dissenting stockholders. Most likely, management will seek to structure any such transaction so as not to require stockholder approval.

The Company intends to search for a target for a business combination by contacting various sources including, but not limited to, our affiliates, lenders, investment banking firms, private equity funds, consultants and attorneys. The approximate number of persons or entities that will be contacted is unknown and dependant on whether any opportunities are presented by the sources that we contact.  Our management intends to use its existing business contacts and relationships in order to identify a business combination target for us.  It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial cost for accountants, attorneys and others. The costs that will be incurred are difficult to determine at this time as the costs are expected to be tied to the amount of time it takes to identify and complete a business combination transaction as well as the specific factors related to the business combination target hat is chosen, including such factors as the location, size and complexity of the business of the target company.  If a decision is made not to participate in a specific business opportunity, the costs theretofore incurred in the related investigation might not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in the loss to the Registrant of the related costs incurred.  The Company has not established a timeline with respect to the identification of a business combination target.

We presently have no employees apart from our management. Our sole officers and directors are engaged in outside business activities and are employed on a full-time basis by other entities.  Our management will be dividing its time amongst the Company and the other companies for which they are employed. Our sole officers and directors anticipate that they will devote very limited time to our business until the acquisition of a successful business opportunity has been identified. The specific amount of time that management will devote to the Company may vary from week to week or even day to day, and therefore the specific amount of time that management will devote to the Company on a weekly basis cannot be ascertained with any level of certainty. In all cases, management intends to spend as much time as is necessary to exercise its fiduciary duties as officers and directors of the Company and believe that they will be able to devote the amount of time required to consummate a business combination transaction as necessary.

We expect no significant changes in the number of our employees other than such changes, if any, incident to a business combination.

Item 1A.

Risk Factors.

As a “smaller reporting company” as defined by Item 10 of Regulation S-K, the Company is not required to provide this information.

Item 2.

Financial Information.

Management’s Discussion and Analysis of Financial Condition and Results of Operation.

The Company presently exists as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. Our principal business objective for the next 12 months and beyond will be to achieve long-term growth potential through a combination with a business rather than immediate short-term earnings. The Company will not restrict our potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

The Company does not currently engage in any business activities that provide cash flow. The costs of investigating and analyzing business combinations for the next 12 months and beyond will be paid with amounts to be loaned to or invested in us by our stockholders, management or other investors.

During the next 12 months we anticipate incurring costs related to:

(i)	filing of Exchange Act reports, and

(ii)	investigating, analyzing and consummating an acquisition.

We believe we will be able to meet these costs through additional amounts, as necessary, to be advanced, loaned by or invested in us by our stockholders, management or other investors. As of December 31, 2010 the Company had cash of $4,038 in its treasury and no other significant assets. We currently have no agreements or specific arrangements in place with our stockholders, management or other investors, however, our management and certain stockholders have indicated an intention to advance funds to the Company as needed in order to cover costs related to the Company’s Exchange Act filing requirements and investigating, analyzing and consummating an acquisition.  There are no assurances that such funds will be advanced or that the Company will be able to secure any additional funding as needed. Our ability to continue is dependent upon our ability to generate future profitable operations and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due.  Our ability to continue as a going concern is also dependent on our ability to find a suitable target company and enter into a possible reverse merger with such company.  Management’s plan includes obtaining additional funds by equity financing through a reverse merger transaction and/or related party advances; however, there is no assurance of additional funding being available.

The Company is in the development stage and has not earned any revenues from operations to date. In the next 12 months we expect to incur expenses of approximately $50,000 for legal, accounting, audit, and other professional service fees incurred in relation to the Company’s Exchange Act filing requirements.  The costs related to the acquisition of a business combination target company are dependent on a variety of factors including, but not limited to, the amount of time it takes to complete a business combination, the location of the target company, and the size and complexity of the business of the target company.  Therefore, we believe such costs are unascertainable until the Company indentifies a business combination target. These conditions raise substantial doubt about our ability to continue as a going concern. The Company is currently devoting its efforts to locating merger candidates.  The Company's ability to continue as a going concern is dependent upon our ability to develop additional sources of capital, locate and complete a merger with another company, and ultimately, achieve profitable operations.

The Company may consider a business which has recently commenced operations, is a developing company in need of additional funds for expansion into new products or markets, is seeking to develop a new product or service, or is an established business which may be experiencing financial or operating difficulties and is in need of additional capital. In the alternative, a business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital, but which desires to establish a public trading market for its shares, while avoiding, among other things, the time delays, significant expense, and loss of voting control which may occur in a public offering.

Our officers and directors have not had any preliminary contact or discussions with any representative of any other entity regarding a business combination with us. Any target business that is selected may be a financially unstable company or an entity in its early stages of development or growth, including entities without established records of sales or earnings. In that event, we will be subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies.  In addition, we may effect a business combination with an entity in an industry characterized by a high level of risk, and, although our management will endeavor to evaluate the risks inherent in a particular target business, there can be no assurance that we will properly ascertain or assess all significant risks.

Our management anticipates that it will likely be able to effect only one business combination, due primarily to our limited financing and the dilution of interest for present and prospective stockholders, which is likely to occur as a result of our management’s plan to offer a controlling interest to a target business in order to achieve a tax-free reorganization. This lack of diversification should be considered a substantial risk in investing in us, because it will not permit us to offset potential losses from one venture against gains from another.

The Company anticipates that the selection of a business combination will be complex and extremely risky. Through information obtained from industry professional and publications and as a result of general economic conditions, rapid technological advances being made in some industries and shortages of available capital, our management believes that there are numerous firms seeking even the limited additional capital which we will have and/or the perceived benefits of becoming a publicly traded corporation. Such perceived benefits of becoming a publicly traded corporation include, among other things, facilitating or improving the terms on which additional equity financing may be obtained, providing liquidity for the principals of and investors in a business, creating a means for providing incentive stock options or similar benefits to key employees, and offering greater flexibility in structuring acquisitions, joint ventures and the like through the issuance of stock. Potentially available business combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

We do not currently intend to retain any entity to act as a “finder” to identify and analyze the merits of potential target businesses.  We have not established a specific timeline nor have we created a specific plan to identify an acquisition target and consummate a business combination. We expect that our management, through its various contacts and its affiliations with other entities, will locate a business combination target.  We expect that funds in the amount of approximately $50,000 will be required in order for the Company to satisfy its Exchange Act reporting requirements, in addition to any other funds that will be required in order to complete a business combination.  Such funds can only be estimated upon identifying a business combination target. Our management and certain stockholders have indicated an intent to advance funds on behalf of the Company as needed in order to accomplish its business plan and comply with its Exchange Act reporting requirements, however, there are no agreements in effect between the Company and our management and its stockholders.  Therefore, there are no assurances that the Company will be able to obtain the required financing as needed in order to consummate a business combination transaction.

Off-Balance Sheet Arrangements

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors.

Item 3.

Properties.

The Company neither rents nor owns any properties. The Company utilizes the office space and equipment of its management at no charge. Management estimates such amounts to be immaterial. The Company currently has no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities.

Item 4.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of December 31, 2010, the number of shares of Common Stock owned of record and beneficially by (i) each stockholder known by us to be the beneficial owner of more than five percent (5%) of the outstanding shares of our Common Stock, (ii) each of our directors, (iii) each of the named executive officers and (iv) all of our current executive officers and directors as a group.

Title of class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common	Arthur Levine 5 Horizon Road Fort Lee, NJ 07024	125,000	1.4%
Common	Allan Borkowski (1) 5 Horizon Road Fort Lee, NJ 07024	161,000	1.9%

(1)

Includes 5,000 owned by Mr. Borkowski’s spouse for which he disclaims any beneficial interest

Item 5.

Directors and Executive Officers.

(a)  Identification of Directors and Executive Officers.

Our officers and directors and additional information concerning them are as follows:

Name	Age	Position
Arthur W. Levine	54	President and Director
Allan Borkowski	70	Secretary, Treasurer and Director
Robert J. Figliozzi	72	Director

Arthur W. Levine:  Mr. Levine joined Vicon Fiber Optics Corp in September of 2000 and has since served as registrant’s President and as a member of its Board of Directors.  In addition, Mr. Levine is a Director of DS Group a worldwide specialty chemical distributor, and a member of the Board of Directors of TML Medical Partners which operates and provides structured financings for stand-alone surgery centers.  Mr. Levine also serves on several public service boards in his community

Allan Borkowski:  Mr. Borkowski has been a director of Vicon Fiber Optics Corp since April of 1998 and its Secretary and Treasurer since December of 2007.  He is the principal stockholder and President of ASB Consultants, Inc. a privately held business consulting firm.  Mr. Borkowski is also a member of Optivest Global Partners, a privately held limited liability company which provides business development services.  Previously, Mr. Borkowski had been employed by the Boeing Company, United

Technologies Corp. and Fairchild Camera, and has served on the Board of Directors of Selvac Corp and its successor, Mehl/Biophile International Corp., both publicly held companies, from 1982 through February 1997.

Robert J. Figliozzi:  Mr. Figliozzi has been a director of Vicon Fiber Optics Corp since April of 1998.  Mr. Figliozzi had been an executive vice president and a director of Mehl/Biophile International Corp. from April 1997 through July 1998.  From August 1994 to April 1997 he was Vice President of World Fuel Corporation, an aviation and fueling service corporation listed on the New York Stock Exchange (NYSE).  Previously, he had been a general partner with a NYSE brokerage firm and director of surveillance for the National Association of Securities Dealers (NASD).

 (b)  Significant Employees.

None.

(c)  Family Relationships.

None.

(d)  Involvement in Certain Legal Proceedings.

There have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of the Registrant during the past five years.

(e)  Prior Blank Check Company Experience.

None.

Our management does not serve as officers and directors of any publically owned companies other than the Registrant.

Item 6.

Executive Compensation

No compensation has been paid to any executive officer in 2008, 2009 or 2010.

The Company's officers and directors have not received any cash or other compensation since 2007. They will not receive any compensation until the consummation of an acquisition.  Our officer and directors intend to devote very limited time to our affairs.

It is possible that, after the Company successfully consummates a business combination with an unaffiliated entity, that entity may desire to employ or retain members of our management for the purposes of providing services to the surviving entity.

The Company presently has no active retirement, pension, profit sharing, stock option or insurance programs or other similar programs for the benefit of its employees. Furthermore, there are no understandings or agreements regarding compensation our management will receive after a business combination.

The Company does not have a standing compensation committee or a committee performing similar functions, since the Board of Directors has determined not to compensate the officers and directors until such time that the Company completes a reverse merger or business combination.

Item 7.

Certain Relationships and Related Transactions, and Director Independence.

Certain Relationships and Related Transactions

In March 2011, outstanding liabilities of the registrant payable to the following individuals/entities were satisfied in full through the issuance of the registrant’s common stock previously held in its treasury:

Name of Creditor	Liability Amount	Number of Common Shares Issued to Creditor or Assignee
Allan Borkowski (1)	$17,645	88,225
James J. Leonard (2)	$50,000	250,000
Arthur Levine (1)	$25,000	125,000
Optivest Global Partners, LLC (3)	$80,000	400,000

(1) An officer, director and stockholder of the registrant

(2) A stockholder of the registrant

(3) A limited liability company a majority of which is owned by Allan Borkowski

Promoters and Certain Control Persons

Certain fees and expenses related to the formation of the Company and the professional fees and expenses associated with the preparation and the filing of the Company’s registration statement on Form 10 have been advanced to the Company by our stockholders.  As a result, each of such stockholders which participated in the founding and organizing of the Company may be deemed to be a promoter of the Company.

Director Independence

Our Common Stock is not quoted or listed on any national exchange or interdealer quotation system with a requirement that a majority of our board of directors be independent and therefore, the Company is not subject to any director independence requirements. Under NASDAQ Rule 5605(a)(2)(A), a director is not considered to be independent if he or she also is an executive officer or employee of the corporation.

Except as otherwise indicated herein, there have been no other related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 and Item 407(a) of Regulation S-K.

Item 8.

Legal Proceedings

There are presently no material pending legal proceedings to which the Company, any of its subsidiaries, any executive officer, any owner of record or beneficially of more than five percent of any class of voting securities is a party or as to which any of its property is subject, and no such proceedings are known to the Registrant to be threatened or contemplated against it.

Item 9.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

(a) Market Information.

Set forth below in tabular form for the quarterly periods indicated are the high and low bid priced of Vicon Fiber Optic Corp’s Common Stock in the over-the-counter market and quoted by the Ameritrade Holding Corp.

	Bid Prices
2009	Low	High
First Quarter	$0.02	$0.07
Second Quarter	0.02	0.05
Third Quarter	0.03	0.07
Fourth Quarter	0.05	0.10

2010
First Quarter	$0.06	$0.10
Second Quarter	0.10	0.16
Third Quarter	0.14	0.16
Fourth Quarter	0.12	0.16

The registrant’s common stock did not trade during the first quarter of 2011.

(b) Holders.

As of June 6, 2011, there were 661 record holders of 8,679,069 shares of the Common Stock issued.

(c) Dividends.

The Registrant has not paid any cash dividends to date and does not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the development of the Registrant's business.

(d) Securities Authorized for Issuance under Equity Compensation Plans.

None.

Item 10.

Recent Sales of Unregistered Securities.

No securities have been issued for services. Neither the Registrant nor any person acting on its behalf offered or sold the securities by means of any form of general solicitation or general advertising. No services were performed by any purchaser as consideration for the shares issued.

Item 11.

Description of Registrant’s Securities to be Registered.

(a) Capital Stock.

The Company is authorized by its Certificate of Incorporation to issue 20,000,000 shares of capital stock, all of which are shares of Common Stock. As of June 6, 2011, 8,679,069 shares of Common Stock issued and 8,345,816 outstanding.

Common Stock

All outstanding shares of Common Stock are of the same class and have equal rights and attributes. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available.  In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. The stockholders do not have cumulative or preemptive rights.

The description of certain matters relating to the securities of the Company is a summary and is qualified in its entirety by the provisions of the Company's Certificate of Incorporation and By-Laws, copies of which have been filed as exhibits to this Form 10.

(b) Debt Securities.

None.

(c)  Warrants.

None.

(d) Other Securities to Be Registered.

None.

Item 12.

Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys' fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys' fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

The Company’s Certificate of Incorporation provides that it will indemnify and hold harmless, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

The Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•

any breach of the director's duty of loyalty to the corporation or its stockholders;

•

acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•

payments of unlawful dividends or unlawful stock repurchases or redemptions; or

•

any transaction from which the director derived an improper personal benefit.

Item 13.

Financial Statements and Supplementary Data.

Financial statements for the past two audit periods and unaudited quarterly financials for the period ended March 31, 2011.

Item 14.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

There are not and have not been any disagreements between the Registrant and its accountants on any matter of accounting principles, practices or financial statement disclosure.

Item 15.

Financial Statements and Exhibits.

(a) Financial Statements.

The financial statements included in this Registration Statement on Form 10 are listed in Item 13 and commence following page 18.

(b) Exhibits.

Exhibit Number	Description

3.1

Articles of Incorporation, as amended

3.2

By-laws of the Registrant

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 20, 2011

VICON FIBER OPTICS CORP.

/s/  Arthur W. Levine

Arthur W. Levine

President and Chief Executive Officer

VICON FIBER OPTICS CORP.

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

DECEMBER 31, 2010

VICON FIBER OPTICS CORP.

(A DEVELOPMENT STAGE COMPANY)

TABLE OF CONTENTS

DECEMBER 31, 2010

Report of Independent Registered Public Accounting Firm

F - 1

Balance Sheets as of December 31, 2010 and 2009

F - 2

Statements of Operations for the years ended

December 31, 2010 and 2009and for the period from

July 1, 2007 (Inception of Development Stage) to December 31, 2010

F - 3

Statement of Stockholders’ Deficit as of December 31, 2010

F - 4

Statements of Cash Flows for the years ended

December 31, 2010 and 2009 and for the period from

July 1, 2007 (Inception of Development Stage) to December 31, 2010

F - 5

Notes to Financial Statements

F - 6 – F - 9

Silberstein Ungar, PLLC CPAs and Business Advisors

Phone (248) 203-0080

Fax (248) 281-0940

30600 Telegraph Road, Suite 2175

Bingham Farms, MI 48025-4586

www.sucpas.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Boards of Directors

Vicon Fiber Optics Corp.

Fairview, NJ

We have audited the accompanying balance sheets of Vicon Fiber Optics Corp., as of December 31, 2010 and 2009, and the related statements of operations, stockholders’ deficit, and cash flows for the years then ended and for the period from July 1, 2007 (inception of development stage) to December 31, 2010.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vicon Fiber Optics Corp., as of December 31, 2010 and 2009 and the results of its operations and cash flows for the years then ended and the period from July 1, 2007 (inception of development stage) to December 31, 2010, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that Vicon Fiber Optics Corp. will continue as a going concern.  As discussed in Note 7 to the financial statements, the Company has incurred losses from operations, has negative working capital and is in need of additional capital to grow its operations so that it can become profitable.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans with regard to these matters are described in Note 7. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Silberstein Ungar, PLLC

Silberstein Ungar, PLLC

Bingham Farms, Michigan

May 24, 2011

VICON FIBER OPTICS CORP.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS

AS OF DECEMBER 31, 2010 AND 2009

	2010	2009
ASSETS
Current Assets
Cash and equivalents	$ 4,038	$ 0

TOTAL ASSETS	$ 4,038	$ 0

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Liabilities
Current Liabilities
Accounts payable	$ 8,206	$ 25,355
Accrued expenses	14,754	19,750
Accounts payable – related party	17,645	17,645
Line of credit – related party	66,159	0
Total Current Liabilities	106,764	62,750

Long-Term Liabilities
Notes payable – related parties	75,000	75,000

Total Liabilities	181,764	137,750

Stockholders’ Deficit
Common Stock, $.01 par value, 20,000,000 shares authorized, 8,679,069 shares issued (7,482,591 - outstanding)	86,791	86,791
Additional paid-in capital	6,524,079	6,524,079
Treasury stock (1,196,478 shares)	(168,338)	(168,338)
Deficit accumulated during the development stage	(6,620,258)	(6,580,282)
Total Stockholders’ Deficit	(177,726)	(137,750)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$ 4,038	$ 0

See accompanying notes to financial statements.

VICON FIBER OPTICS CORP.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

FROM JULY 1, 2007 (INCEPTION OF DEVELOPMENT STAGE) TO DECEMBER 31, 2010

	For the year ended December 31, 2010	For the year ended December 31, 2009	From July 1, 2007 (inception of development stage) to December 31, 2010

REVENUES	$ 0	$ 0	$ 0

EXPENSES
Professional fees	34,050	9,600	56,323
Franchise taxes	2,600	1,400	5,400
Interest	1,854	0	1,854
Other	1,472	0	1,472
TOTAL EXPENSES	39,976	11,000	65,049

LOSS FROM OPERATIONS	(39,976)	(11,000)	(65,049)

PROVISION FOR INCOME TAXES	0	0	0
NET LOSS	$ (39,976)	(11,000)	$ (65,049)

NET LOSS PER SHARE: BASIC AND DILUTED	$ (0.01)	$ (0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	7,482,491	7,482,491

See accompanying notes to financial statements.

VICON FIBER OPTICS CORP.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF STOCKHOLDERS’ DEFICIT

FROM JULY 1, 2007 (INCEPTION OF DEVELOPMENT STAGE) TO DECEMBER 31, 2010

	Common Stock		Additional paid-in	Treasury	Deficit accumulated during the development
	Shares	Amount	capital	stock	stage	Total

Inception of development stage, July 1 2007	8,679,069	$ 86,791	$ 6,524,079	$ (168,338)	$ (6,555,209)	$ (112,677)

Net loss for the period from July 1, 2007 (inception of development stage) to December 31, 2007	-	-	-	-	(5,323)	(5,323)

Balance, December 31, 2007	8,679,069	86,791	6,524,079	(168,338)	(6,560,532)	(118,000)

Net loss for the year ended December 31, 2008	-	-	-	-	(8,750)	(8,750)

Balance, December 31, 2008	8,679,069	86,791	6,524,079	(168,338)	(6,569,282)	(126,750)

Net loss for the year ended December 31, 2009	-	-	-	-	(11,000)	(11,000)
Balance, December 31, 2009	8,679,069	86,791	6,524,079	(168,338)	(6,580,282)	(137,750)
Net loss for the year ended December 31, 2010	-	-	-	-	(39,976)	(39,976)
Balance, December 31, 2010	8,679,069	$ 86,791	$ 6,524,079	$ (168,338)	$ (6,620,258)	$ (177,726)

See accompanying notes to financial statements.

VICON FIBER OPTICS CORP.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

FROM JULY 1, 2007 (INCEPTION OF DEVELOPMENT STAGE) TO DECEMBER 31, 2010

	For the year ended December 31, 2010	For the year ended December 31, 2009	From July 1, 2007 (inception of development stage) to December 31, 2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$ (39,976)	$ (11,000)	$ (65,049)
Change in non-cash working capital items:
Changes in assets and liabilities:
Increase (decrease) in accounts payable - trade	(17,149)	0	(16,224)
Increase (decrease) in accrued expenses	(4,996)	11,000	14,754
Increase in accounts payable – related party	0	0	4,398
NET CASH USED IN OPERATING ACTIVITIES	(62,121)	0	(62,121)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from line of credit	66,159	0	66,159
NET CASH PROVIDED BY FINANCING ACTIVITIES	66,159	0	66,159

NET INCREASE IN CASH	4,038	0	4,038

Cash, beginning of period		0	0
Cash, end of period	$ 4,038	$ 0	$ 4,038

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$ 0	$ 0	$ 0
Income taxes paid	$ 0	$ 0	$ 0

See accompanying notes to financial statements.

VICON FIBER OPTICS CORP.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2010

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Vicon Fiber Optics Corp. (the "Company") was incorporated in 1969. On July 1, 2007, the company was reclassified as a development stage company.  The Company plans to seek, for acquisition, suitable business opportunities for its present management to further develop.

Development Stage Company

The Company has been reclassified as a development stage enterprise as of July 1, 2007. The accompanying financial statements have been prepared in accordance ASC Topic 915-10. A development-stage enterprise is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

The Company was formerly in the business of manufacturing and sales of fiber optic illuminating systems and components for use in conjunction with dental equipment and instruments utilizing fiber optic elements. The Company also manufactured and marketed decorative lamps, which utilize fiber optics for illumination.

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting).  The Company has adopted a December 31 fiscal year end.

Cash and Cash Equivalents

All highly liquid investments with maturities of three months or less are considered to be cash equivalents.  At December 31, 2010 and 2009, the Company had cash balances of $ 4,038 and $0, respectively.

Fair Value of Financial Instruments

The Company’s financial instruments consist of accounts payable - trade, accounts payable – related party, accrued expenses, and notes payable – related party. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes

Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

VICON FIBER OPTICS CORP.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2010

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of December 31, 2010.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718.  There has been no stock-based compensation issued during the period from July 1, 2007 (inception of development stage) to December 31, 2010 and the Company has not adopted a stock option plan or granted any stock options in that period.  All prior options and warrants have expired.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

NOTE 2 – ACCRUED EXPENSES

Accrued expenses consisted of the following as of December 31, 2010 and 2009:

	2010	2009
Accrued accounting fees	$ 1,850	$ 7,000
Accrued audit fees	8,450	9,950
Interest	1,854
Accrued franchise taxes	2,600	2,800
Total Accrued Expenses	$ 14,754	$ 19,750

NOTE 3 – ACCOUNTS PAYABLE – RELATED PARTY

The Company has outstanding invoices for consulting services to a related party for services provided in 2006 and 2007.  The balance of the accounts payable – related party was $17,645 as of December 31, 2010 and 2009. In March of 2011, the company granted the related party creditor the right to convert all or a portion of the Company’s liability into common stock (see Note 10).

NOTE 4 – LINE OF CREDIT – RELATED PARTY

On December 8, 2009, the Company signed an agreement for a revolving line of credit.  The credit line is for $80,000 and matures on December 31, 2011.  The line of credit bears 6% interest and all accrued interest is due on annual basis beginning on December 31, 2010.  As of December 31, 2010 the balance drawn on the line of credit was $66,159 and $13,841 was available for use.  In March of 2011, the Company granted the related party the right to convert all or a portion of the then outstanding borrowings against the line of credit into common stock (see Note 10).

VICON FIBER OPTICS CORP.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2010

NOTE 5 – NOTES PAYABLE – RELATED PARTY

The Company entered into two settlement agreements in 2007.  The agreements are for a total of $75,000 which can be converted to common stock of the Company at the discretion of the note holder or the Company on or before June 30, 2011.  The amounts would convert at $0.20 per share. The amounts are non-interest bearing and are due on June 30, 2011.  In March of 2011, the Company informed both of the note holders of its intention to exercise its options and have these debts converted into common stock (see Note 10).

NOTE 6 – COMMON STOCK

The Company has 20,000,000 shares of $0.01 par value common stock authorized.

There were no shares issued during the years ended December 31, 2010 and 2009.

The Company had 8,678,969 shares of common stock issued as of December 31, 2010 and 2009 including 1,196,478 shares held in treasury.

NOTE 7 – LIQUIDITY AND GOING CONCERN

The Company has negative working capital, has incurred losses since the inception of development stage, and has received no revenues from sales of products or services.  These factors create substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustment that might be necessary if the Company is unable to continue as a going concern.

The ability of The Company to continue as a going concern is dependent on the Company generating cash from the sale of its common stock and/or obtaining debt financing and attaining future profitable operations.  Management’s plans include selling its equity securities and obtaining debt financing to fund its capital requirement and ongoing operations; however, there can be no assurance the Company will be successful in these efforts.

NOTE 8 – INCOME TAXES

As of December 31, 2010, the Company had net operating loss carry forwards of approximately $1,743,750 that may be available to reduce future years’ taxable income through 2031. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The provision for federal income tax consists of the following:

	2010	2009
Federal income tax attributable to:
Current Operations	$ 3,740	$ 2,975
Less: valuation allowance	(3,740)	(2,975)
Net provision for Federal income taxes	$ 0	$ 0

VICON FIBER OPTICS CORP.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2010

NOTE 8 – INCOME TAXES (CONTINUED)

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

	2010	2009
Deferred tax asset attributable to:
Net operating loss carryover	$ 589,135	$ 585,395
Less: valuation allowance	(589,135)	(585,3945)
Net deferred tax asset	$ 0	$ 0

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of $1,732,750 for federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carry forwards may be limited as to use in future years.

NOTE 9 – COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge. There is no obligation for this arrangement to continue.  Such costs are immaterial to the financial statements and accordingly are not reflected herein.  The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 10 – SUBSEQUENT EVENTS

In March of 2011, the Company granted certain related party creditors the right to convert all or a portion of their then outstanding balances receivable from the Company into common stock, at $.20 per share. At the same time, two related party note holders were informed of the Company’s intention to exercise its option and have its obligations to these individuals converted into the Company’s common stock at the same rate of $.20 per share.  All shares in these transactions are to be issued from shares held in the Company’s treasury.

Common shares issued form the Company’s treasury as a result of related party debt conversions in March of 2011, are as follows:

	Balance of Debt Converted	Common Shares Issued
Notes payable	$ 75,000	375,000
Line of credit	80,000	400,000
Accounts payable	17,645	88,225
Total	$ 172,645	863,225

Management has evaluated subsequent events through May 24, 2011, the date these financial statements were issued, and has determined it does not have any additional material subsequent events to disclose.

VICON FIBER OPTICS CORP.

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

MARCH 31, 2011 AND 2010

VICON FIBER OPTICS CORP.

(A DEVELOPMENT STAGE COMPANY)

TABLE OF CONTENTS

MARCH 31, 2011 AND 2010

Balance Sheets as of March 31, 2011 and 2010	1

Statements of Operations for the three months ended March 31, 2011 and 2010 and for the period from July 1, 2007 (Inception of Development Stage) to March 31, 2011	2

Statements of Cash Flows for the three months ended March 31, 2011 and 2010 and for the period from July 1, 2007 (Inception of Development Stage) to March 31, 2011	3

Notes to Financial Statements	4-6

VICON FIBER OPTICS CORP.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS

MARCH 31, 2011 AND 2010

(UNAUDITED)

	2011	2010
ASSETS
Current Assets
Cash and equivalents	$2,315	$0

TOTAL ASSETS	$2,315	$0

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Liabilities
Current Liabilities
Accounts payable	$8,153	$22,562
Accrued expenses and interest	9,550	20,049
Accounts payable — related party		17,645
Loan payable — related party	5,000	0
Line of credit — related party	0	7,933
Total Current Liabilities	22,703	68,189

Long-Term Liabilities
Notes payable — related parties	0	75,000

Total Liabilities	22,703	143,189

Stockholders’ Deficit
Common Stock, $.01 par value, 20,000,000 shares authorized, 8,679,069 shares issued (8,345,816 and 7,482,591—outstanding)	86,791	86,791
Additional paid-in capital	6,575,273	6,524,079
Treasury stock (333,253 and 1,196,478 shares)	(46,887)	(168,338)
Deficit accumulated during the development stage	(6,635,565)	(6,585,721)
Total Stockholders’ Deficit	(20,388)	(143,189)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$2,315	$0

1

VICON FIBER OPTICS CORP.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2011 AND 2010

FROM JULY 1, 2007 (INCEPTION OF DEVELOPMENT STAGE) TO MARCH 31, 2011

(UNAUDITED)

	Three months ended March 31, 2011	Three months ended March 31, 2010	From July 1, 2007 (inception of development stage) to March 31, 2011
REVENUES	$0	$0	$0

EXPENSES
Professional fees	13,451	4,890	69,774
Interest expense	0	24	1,854
Franchise taxes	1,169	525	6,569
Other	687	0	2,159
TOTAL EXPENSES	15,307	5,439	80,356

LOSS FROM OPERATIONS	(15,307)	(5,439)	(80,356)

PROVISION FOR INCOME TAXES	0	0	0

NET LOSS	$(15,307)	$(5,439)	$(80,356)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.00)	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	7,549,731	7,482,591

See accompanying notes to financial statements.

2

VICON FIBER OPTICS CORP.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2011 AND 2010

FROM JULY 1, 2007 (INCEPTION OF DEVELOPMENT STAGE) TO MARCH 31, 2011

(UNAUDITED)

	Three months ended March 31, 2011	Three months ended March 31, 2010	From July 1, 2007 (inception of development stage) to March 31, 2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(15,307)	$(5,439)	$(80,356)
Change in non-cash working capital items:
Changes in assets and liabilities:
Increase (decrease) in accounts payable — trade	(53)	(2,793)	(16,277)
Increase (decrease) in accrued expenses	(3,350)	299	11,404
Increase in accounts payable — related party	0	0	4,398
NET CASH USED IN OPERATING ACTIVITIES	(18,710)	(7,933)	(80,831)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from related party loans	5,000		5,000
Proceeds from line of credit, net	11,987	7,933	78,146
NET CASH PROVIDED BY FINANCING ACTIVITIES	16,987	7,933	83,146

NET INCREASE IN CASH	(1,723)	0	2,315

Cash, beginning of period	4,038		0

Cash, end of period	$2,315	$0	$2,315

SUPPLEMENTAL CASH FLOW INFORMATION:
Non-cash investing and financing activities
Common stock issued upon conversion of liabilities	$172,645	$0	$172,645

Amounts paid for
Interest	$0	$0	$0
Income taxes	$0	$0	$0

See accompanying notes to financial statements.

3

VICON FIBER OPTICS CORP.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

MARCH 31, 2011 AND 2010

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company

The Company has been reclassified as a development stage enterprise as of July 1, 2007. The accompanying financial statements have been prepared in accordance ASC Topic 915-10. A development-stage enterprise is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

The Company was formerly in the business of manufacturing and sales of fiber optic illuminating systems and components for use in conjunction with dental equipment and instruments utilizing fiber optic elements. The Company also manufactured and marketed decorative lamps, which utilize fiber optics for illumination.

Basis of Presentation

The accompanying unaudited condensed financial statements present the condensed balance sheets, condensed results of operations and condensed cash flows of the Company (the "condensed financial statements"). These condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") and pursuant to the rules and regulations of the SEC related to interim financial statements. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been omitted.  The Company believes that the disclosures made herein are adequate such that the information presented is not misleading. These condensed financial statements reflect all adjustments (consisting of only normal recurring adjustments) that, in the opinion of management, are necessary to fairly present the Company's condensed balance sheet as of March 31, 2011 and 2010, the condensed statements of operations of the Company for the three months ended March 31, 2011 and 2010 and for the period of July 1, 2007 (inception of development stage) to March 31, 2011 and condensed statements of cash flows of the Company for the three months ended March 31, 2011 and 2010 and for the period of July 1, 2007 (inception of development stage) to March 31, 2011.  Operating results for the three ended March 31, 2011 are not necessarily indicative of the results that may be expected for the year ending December 31, 2011.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of March 31, 2011.

4

VICON FIBER OPTICS CORP.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

MARCH 31, 2011 AND 2010

NOTE 2 – ACCRUED EXPENSES

Accrued expenses consisted of the following as of March 31, 2011 and 2010:

	2011	2010
Accrued accounting fees	$1,700	$6,000
Accrued audit fees	2,250	10,700
Accrued legal fees	2,500
Accrued interest	0	24
Accrued franchise taxes	2,700	3,325
Other accruals	400
Total Accrued Expenses	$9,550	$20,049

NOTE 3 – COMMON STOCK ISSUED/DEBT CONVERSIONS

In March of 2011, the Company granted certain related party creditors the right to convert all or a portion of their then outstanding balances receivable from the Company into common stock, at $.20 per share. At the same time, two related party note holders were informed of the Company’s intention to exercise its option and have its obligations to these individuals converted into the Company’s common stock at the same rate of $.20 per share.  All shares in these transactions are to be issued from shares held in the Company’s treasury.

Common shares issued form the Company’s treasury as a result of related party debt conversions in March of 2011, are as follows:

	Balance of Debt Converted	Common Shares Issued
Notes payable	$75,000	375,000
Line of credit	80,000	400,000
Accounts payable	17,645	88,225
Total	$172,645	863,225

NOTE 4 – LIQUIDITY AND GOING CONCERN

Vicon Fiber Optics has negative working capital, has incurred losses since the inception of development stage, and has received no revenues from sales of products or services.  These factors create substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustment that might be necessary if the Company is unable to continue as a going concern.

The ability of Vicon Fiber Optics to continue as a going concern is dependent on the Company generating cash from the sale of its common stock and/or obtaining debt financing and attaining future profitable operations.  Management’s plans include selling its equity securities and obtaining debt financing to fund its capital requirement and ongoing operations; however, there can be no assurance the Company will be successful in these efforts.

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VICON FIBER OPTICS CORP.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

MARCH 31, 2011 AND 2010

NOTE 5 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through May 4, 2011, the date these financial statements were issued, and has determined it does not have any material subsequent events to disclose.

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